  As filed with the Securities and Exchange Commission on September 13, 1999.

                                                   Registration No. 333-________

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          Atlantic Data Services, Inc.
             (Exact name of registrant as specified in its charter)

         Massachusetts                                  04-2696393
 (State or other jurisdiction of                     (I.R.S. Employer
 incorporation or organization)                     Identification No.)

                              One Batterymarch Park
                           Quincy, Massachusetts 02169
                                 (617) 770-3333
               (Address of Principal Executive Offices) (Zip Code)

                          -----------------------------

                Amended and Restated 1997 Stock Plan, as amended
                            (Full title of the plan)

                          -----------------------------

                                 Paul K. McGrath
                             Chief Financial Officer
                          Atlantic Data Services, Inc.
                              One Batterymarch Park
                           Quincy, Massachusetts 02169
                                 (617) 770-3333
           (Name and address including zip code and telephone number, including area code, of agent for service)

                          -----------------------------

                                   Copies to:

                             Mitchell S. Bloom, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                       High Street Tower, 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

================================================================================

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================


                                                          Proposed
                                                          maximum        Proposed maximum
        Title of securities           Amount to be        offering          aggregate         Amount of
          to be registered            registered(1)   price per share     offering price   registration fee
        -------------------           -------------   ---------------    ----------------  ----------------
Amended and Restated 1997 Stock
Plan, as amended

Common Stock, par value $.01 per         45,000          $4.125(2)       $  185,625(2)       $   52(2)
share
                                         36,875          $4.063(2)       $  149,823(2)       $   42(2)

                                        120,000          $3.813(2)       $  457,560(2)       $  128(2)

                                      1,298,125          $3.938(3)       $5,112,016(3)       $1,422(3)
                                      ---------                          ----------          ------

TOTAL                                 1,500,000                          $5,905,024          $1,644


=============================================================================================================

(1) Plus such additional shares as may be required pursuant to the plan in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h)(1) of Regulation C, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(3) Pursuant to Rule 457(c) and (h)(1) of Regulation C of the Securities Act, the price of $3.938 per share, is the average of the high and low prices of the Common Stock as reported on The Nasdaq National Market on September 7, 1999 and is set forth solely for purposes of calculating the filing fee for those shares without a fixed exercise price.

        This Registration Statement registers additional securities of the same class as other securities for which the Registration Statement No. 333-53805 on Form S-8 as filed with the Securities and Exchange Commission on May 28, 1998, relating to the registrant's Amended and Restated 1992 Incentive Stock Option Plan, Amended and Restated 1997 Stock Plan and 1998 Employee Stock Purchase Plan, is effective. Pursuant to General Instruction E to Form S-8, the contents of the above-listed Registration Statement are hereby incorporated by reference.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Atlantic Data Services, Inc. (the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference as of their respective dates:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1999, filed with the Commission on June 25, 1999;

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, filed with the Commission on August 9, 1999 under Section 15(d) of the Exchange Act; and

         (c) The description of the Registrant's Common Stock incorporated by reference into the Company's registration statement on Form 8-A (SEC File No. 0-24193), filed with the Commission on May 4, 1998 from the Registrant's registration statement on Form S-1 (SEC File No. 333-48703) initially filed with the Commission on March 26, 1998.

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 8.  Exhibits.

   Exhibit No.              Description of Exhibit
   -----------              ----------------------
       4.1 Amended and Restated 1997 Stock Plan, as amended effective as of July 28, 1999.

       5.1        Opinion of Testa, Hurwitz & Thibeault, LLP.

      23.1        Consent of Testa, Hurwitz & Thibeault, LLP
                  (contained in its opinion as Exhibit 5.1).

      23.2        Consent of PricewaterhouseCoopers LLP.

      23.3        Consent of Ernst & Young LLP.

      24.1 Power of Attorney (contained on page 8 of this Registration Statement on Form S-8).


Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales
                  are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                      provided, however, that paragraphs (a)(1)(i) and
                      (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the
                  Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Quincy, the Commonwealth of Massachusetts, on this 13th day of September, 1999.

                                        ATLANTIC DATA SERVICES, INC.

                                        By: /s/ Robert W. Howe
                                            ----------------------------------
                                            Robert W. Howe
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Robert
W. Howe and William H. Gallagher and each of them, with full power to act without the other, his true and lawful attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               Signature                             Title                          Date
               ---------                             -----                          ----
/s/ Robert W. Howe                    Chairman of the Board of Directors      September 13, 1999
-----------------------------------   and Chief Executive Officer
Robert W. Howe                        (Principal Executive Officer)

/s/ William H. Gallagher              President, Chief Operating Officer      September 13, 1999
-----------------------------------
William H. Gallagher                  and Director

/s/ Paul K. McGrath                   Senior Vice President, Finance and      September 13, 1999
-----------------------------------   Administration, and Chief Financial
Paul K. McGrath                       Officer (Principal Financial and
                                      Accounting Officer)

/s/ David C. Hodgson                  Director                                September 13, 1999
-----------------------------------
David C. Hodgson

/s/ Lee M. Kennedy                    Director                                September 13, 1999
-----------------------------------
Lee M. Kennedy

/s/ George F. Raymond                 Director                                September 13, 1999
-----------------------------------
George F. Raymond

/s/ Richard D. Driscoll               Director                                September 13, 1999
-----------------------------------
Richard D. Driscoll



                               INDEX TO EXHIBITS


                                                         Sequentially
Exhibit              Description of Exhibit              Numbered Page
-------              ----------------------              -------------

  4.1    Amended and Restated 1997 Stock Plan, as               9
         amended effective as of July 28, 1999.

  5.1    Opinion of Testa, Hurwitz & Thibeault, LLP.           17

  23.1   Consent of Testa, Hurwitz & Thibeault, LLP            17
         (contained in its opinion as Exhibit 5.1).

  23.2   Consent of PricewaterhouseCoopers LLP.                18

  23.3   Consent of Ernst & Young LLP.                         19

  24.1   Power of Attorney (contained on page 8 of this         8
         Registration Statement on Form S-7).